Exhibit 99.1

                              [SILICON VALLEY LOGO]

        SILICON VALLEY BANCSHARES 3003 Tasman Drive Santa Clara, CA 95054

For immediate release                                Contact:
July 20, 2000                                        Lisa Bertolet
4:00 p.m. (PDT)                                      Investor Relations
                                                     (408) 654-7282

                                                     Andrea McGhee
                                                     Corporate Communications
NASDAQ: SIVB                                         (408) 654-3078

                      SILICON VALLEY BANCSHARES ANNOUNCES
                      ------------------------------------
                             SECOND QUARTER RESULTS
                             ----------------------

SANTA CLARA, CA -- Silicon Valley Bancshares (the "Company"), parent company of Silicon Valley Bank (the "Bank"), today announced net income of $33.7 million for the three months ended June 30, 2000, a $24.8 million, or 276.8%, increase from the $9.0 million earned in the second quarter of 1999. The increase in net income for the second quarter of 2000, versus the comparable prior year period, was attributable to increases in net interest income and noninterest income, partially offset by an increase in noninterest expense.

         Diluted earnings per share totaled $0.70 in the second quarter of 2000, a 233.3% increase from the $0.21 per diluted share earned in the comparable 1999 period. For the first six months of 2000, net income amounted to $88.4 million, or $1.85 per diluted share, an increase of 426.4% and 362.5%, respectively, versus $16.8 million, or $0.40 per diluted share, for the first six months of 1999.

         The Company's "operating" earnings per share, on a fully diluted basis, totaled $0.59 and $1.11 for the three and six-month periods ended June 30, 2000, respectively. The Company defines operating earnings as net income, excluding, on an after-tax basis, income from the disposition of client warrants, investment gains or losses, retention and warrant incentive plan expense, and provision for loan losses in excess of 1% of average loans on an annualized basis.

         Shares and per share amounts for all periods presented have been adjusted to give retroactive recognition to a two-for-one stock split distributed on May 15, 2000.

         "Our second quarter results are a continuation of the strong performance we reported for the first quarter of this year," said John C. Dean, President and Chief Executive Officer. "We had continued strong growth in our core operating earnings, and gains from our warrant and equity investment portfolios, though down from the record levels realized in the first quarter of 2000, remained at significant levels, totaling $19.0 million."

         Total assets were $5.4 billion at June 30, 2000, an increase of $1.3 billion, or 32.1%, compared to $4.1 billion at June 30, 1999. Total deposits increased $1.1 billion, or 27.8%, to $4.8 billion at June 30, 2000, from $3.8 billion at June 30, 1999. Loans, net of unearned income, were $1.6 billion at June 30, 2000, relatively unchanged from the same period in 1999. Off-balance sheet client funds totaled $10.2 billion at June 30, 2000, compared with $2.2 billion a year ago.

         Net interest income totaled $81.9 million for the second quarter of 2000, a $35.1 million, or 75.1%, increase compared to the $46.8 million total for the prior year second quarter. The increase in net interest income was the result of a $1.0 billion, or 27.0%, increase in average interest-earning assets over the same quarter last year, combined with an increase in the Company's net interest margin. The net interest margin was 7.0% for the second quarter of 2000, compared to 5.0% for the prior year second quarter.

         Noninterest income increased $28.1 million, or 435.7%, to a total of $34.6 million in the second quarter of 2000 versus $6.5 million in the prior year second quarter. The increase in noninterest income was largely due to increases in income from the disposition of client warrants, client investment fees and gains on venture capital fund investments. Income from the disposition of client warrants totaled $16.8 million in the second quarter of 2000 and resulted from the sale of warrants in 38 companies. Client investment fees increased $8.0 million to a total of $8.2 million in the second quarter of 2000, versus $0.2 million in the 1999 second quarter.

         Based on June 30, 2000 market valuations, the Company had potential pre-tax warrant gains totaling $37.8 million related to 46 companies. The Company is restricted from exercising many of these warrants until the third and fourth quarters of 2000. As of June 30, 2000, the Company held 1,082 warrants in 848 companies, and had made investments in 175 venture capital funds and direct equity investments in 40 companies. Many of these companies are non-public. Thus, for those companies for which a readily determinable market value cannot be obtained, the Company values those equity instruments at cost less any identified impairment. Additionally, the Company is typically precluded from using any type of derivative instrument to secure the current unrealized gains associated with many of these equity instruments. Hence, the amount of income realized by the Company from these equity instruments in future periods may vary materially from the current unrealized amount due to fluctuations in the market prices of the underlying common stock of these companies. Furthermore, the Company may reinvest some or all of the income realized from the disposition of these equity instruments in pursuing its business strategies.

         Noninterest expense totaled $49.0 million in the second quarter of 2000, a $21.2 million, or 76.3%, increase over the $27.8 million incurred in the comparable 1999 period. The increase in noninterest expense was substantially due to increases in full-time equivalent employees as well as increases in performance-based compensation associated with the Company's retention, warrant and incentive compensation plans. The increases in the remaining noninterest expense items, when compared to the same period last year, were largely attributable to overall growth in the Company's business as well as several ongoing business initiatives.

         For the second quarter of 2000, return on average assets (ROA) was 2.7%, versus 0.9% for the second quarter of 1999. Return on average equity (ROE) was 33.1% in the second quarter of 2000, compared to 16.0% in the 1999 second quarter. For the first six months of 2000, ROA was 3.6% and ROE was 44.2%, versus 0.9% and 15.3%, respectively, for the first six months of 1999.

         The efficiency ratio is calculated by dividing the amount of noninterest expense, excluding costs associated with retention and warrant incentive plans and other real estate owned, by adjusted revenues, defined as the total of net interest income and noninterest income, excluding income from the disposition of client warrants and gains or losses related to sales of investment securities. The Company's efficiency ratio was 47.2% in the second quarter of 2000, down from 52.9% in the 1999 second quarter. The Company's efficiency ratio for the first six months of 2000 was 46.3%, compared to 53.7% for the first six months of 1999.

         Nonperforming loans totaled $26.9 million, or 1.7% of total loans, at June 30, 2000, compared to $47.4 million, or 3.0% of total loans, a year earlier. Total nonperforming loans at June 30, 2000 decreased $1.9 million , or 6.6%, from the $28.8 million total at March 31, 2000.

         Nonperforming loans at the end of the 2000 second quarter included two commercial credits totaling $14.8 million. The first credit, totaling $7.9 million, is in the Company's Entertainment niche and was disclosed as having a higher than normal risk of becoming a nonperforming in the Company's 2000 first quarter Form 10-Q. The second credit, totaling $6.9 million, is in the Company's Healthcare Services niche and has been nonperforming since the 2000 first quarter. Management believes these credits are adequately secured with collateral and reserves, and that any future charge-offs associated with these loans will not have a material impact on the future net income of the Company.

         The allowance for loan losses totaled $73.8 million, or 4.6% of total loans and 274.6% of nonperforming loans, at June 30, 2000, compared to $71.8 million, or 4.4% of total loans and 252.3% of nonperforming loans, at December 31, 1999. The Company incurred $10.2 million in net charge-offs during the second quarter of 2000. Gross charge-offs for the 2000 second quarter totaled $11.3 million.

         Stockholders' equity totaled $436.2 million at June 30, 2000, an increase of $209.2 million, or 92.2%, compared to $227.0 million a year prior. Total stockholders' equity plus the allowance for loan losses amounted to $510.0 million at June 30, 2000, an increase of $226.7 million, or 80.0%, compared to $283.3 million a year earlier.

         This release includes "forward-looking statements" as that term is used in the securities laws. All statements regarding the Company's expected financial position, business and strategies are forward-looking statements. In addition, in this release the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, and has based these expectations on the Company's beliefs as well as assumptions it has made, such expectations may prove to be incorrect.

         For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors" included in our Report on Form S-3 filed with the Securities and Exchange Commission on July 13, 2000. The Company urges investors to consider these factors carefully in evaluating the forward-looking statements contained in this release. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

         The Company will host a conference call at 7:00 a.m. (PDT), on Friday, July 21, 2000, to discuss the 2000 second quarter financial results. The conference call can be accessed by dialing (888) 955-3514 and referencing the passcode "Silicon Valley Bank." A digitized replay of this conference call will be available beginning at approximately 10:00 a.m. (PDT), on Friday, July 21, 2000, through 9:00 a.m. (PDT), on Friday, August 18, 2000, by dialing (888) 568-0906. An audio replay of this conference call will also be available on the World Wide Web at www.svb.com beginning Friday, July 21, 2000.

         Silicon Valley Bank serves emerging growth and middle-market companies in targeted niches, focusing on the technology and life sciences industries, while also identifying and capitalizing on opportunities to serve companies in other industries whose financial services needs the Bank believes are underserved.

         The Bank operates offices throughout the Silicon Valley: Santa Clara, Palo Alto and Sand Hill, the center of the venture capital community in California. Other regional offices within California include: Irvine, Los Angeles, Napa Valley, San Diego, San Francisco, Santa Barbara, and Sonoma. Office locations outside of California include: Phoenix, Arizona; Boulder, Colorado; Atlanta, Georgia; Chicago, Illinois; Boston, Massachusetts; Minneapolis, Minnesota; Durham, North Carolina; Portland, Oregon; Philadelphia, Pennsylvania; Austin, Texas; Dallas, Texas; Northern Virginia; and Seattle, Washington.

                                       ###

                            SILICON VALLEY BANCSHARES

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
                           CONDENSED INCOME STATEMENTS
--------------------------------------------------------------------------------

                                                     For the three months ended        For the six months ended
                                                    ---------------------------        ----------------------------
                                                    JUNE 30,          June 30,         JUNE 30,            June 30,
                                                      2000              1999             2000                1999
(Dollars in thousands, except per share amounts)
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
   Loans                                              $     47,089    $     39,527     $     91,382    $     77,059
   Investment Securities:
     Taxable                                                27,291          20,779           50,403          38,360
     Non-Taxable                                             1,813           1,471            3,257           2,734
   Federal Funds Sold and Securities
   Purchased Under Agreement to Resell                      18,873           6,947           34,900          12,925
-------------------------------------------------------------------------------------------------------------------
Total Interest Income                                       95,066          68,724          179,942         131,078
Interest Expense                                            13,168          21,952           26,544          42,904
-------------------------------------------------------------------------------------------------------------------
Net Interest Income                                         81,898          46,772          153,398          88,174
Provision for Loan Losses                                   11,058          10,802           23,630          18,770
-------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses         70,840          35,970          129,768          69,404

NONINTEREST INCOME:
   Disposition of Client Warrants                           16,755           1,688           56,109           2,510
   Investment Gains (Losses)                                 2,245            (374)          32,133            (243)
   Client Investment Fees                                    8,237             246           13,856             478
   Letter of Credit and Foreign Exchange Income              4,695           3,474            8,326           6,143
   Deposit Service Charges                                     868             677            1,582           1,344
   Other                                                     1,795             747            3,723           1,479
-------------------------------------------------------------------------------------------------------------------
Total Noninterest Income                                    34,595           6,458          115,729          11,711

NONINTEREST EXPENSE:
   Compensation and Benefits                                27,372          15,385           51,743          30,266
   Retention and Warrant Incentive Plans                     2,936             335           12,786             655
   Professional Services                                     6,277           3,552            8,723           5,895
   Furniture and Equipment                                   2,877           1,402            4,891           2,790
   Business Development and Travel                           2,292           1,524            4,735           2,855
   Net Occupancy                                             2,142           1,569            4,046           3,038
   Postage and Supplies                                        901             567            1,689           1,232
   Trust Preferred Securities Distributions                    825             825            1,650           1,650
   Advertising and Promotion                                   803             734            1,302           1,334
   Telephone                                                   711             439            1,207             838
   Cost of Other Real Estate Owned                            --                (5)            --               268
   Other                                                     1,864           1,470            3,747           2,513
-------------------------------------------------------------------------------------------------------------------
Total Noninterest Expense                                   49,000          27,797           96,519          53,334
-------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE                            56,435          14,631          148,978          27,781
INCOME TAX EXPENSE                                          22,700           5,678           60,588          10,991
-------------------------------------------------------------------------------------------------------------------
NET INCOME                                            $     33,735    $      8,953     $     88,390    $     16,790
===================================================================================================================

BASIC EARNINGS PER SHARE                              $       0.74    $       0.22     $       1.95    $       0.41
DILUTED EARNINGS PER SHARE                            $       0.70    $       0.21     $       1.85    $       0.40
===================================================================================================================
RETURN ON AVERAGE ASSETS                                       2.7%            0.9%             3.6%            0.9%
RETURN ON AVERAGE EQUITY                                      33.1%           16.0%            44.2%           15.3%
EFFICIENCY RATIO                                              47.2%           52.9%            46.3%           53.7%
WEIGHTED AVERAGE SHARES OUTSTANDING                     45,585,846      41,025,168       45,417,022      41,000,942
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING             47,978,984      41,813,832       47,763,062      41,715,654

SILICON VALLEY BANCSHARES
-------------------------
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
                  CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
--------------------------------------------------------------------------------

                                            For the three months ended              For the six months ended
                                            --------------------------             --------------------------
                                              JUNE 30,         June 30,            JUNE 30,          June 30,
                                                2000             1999                2000               1999
(Dollars in thousands)
-------------------------------------------------------------------------------------------------------------
NET INCOME                                   $ 33,735          $  8,953            $ 88,390         $ 16,790

OTHER COMPREHENSIVE LOSS, NET OF TAX:
   Change in Unrealized Gains (Losses) on
     Available-for-Sale Investments:
     Unrealized Holding Gains (Losses)          5,262            (6,227)              7,651           (6,929)
     Less: Reclassification Adjustment for
       Gains Included in Net Income           (11,358)             (789)            (52,354)          (1,360)
-------------------------------------------------------------------------------------------------------------
OTHER COMPREHENSIVE LOSS                       (6,096)           (7,016)            (44,703)          (8,289)
-------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                         $ 27,639          $  1,937            $ 43,687         $  8,501
=============================================================================================================

SILICON VALLEY BANCSHARES
-------------------------

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
                            CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                          JUNE 30,        December 31,        June 30,
                                                                            2000              1999              1999
(Dollars in thousands, except par value and per share amounts)
-----------------------------------------------------------------------------------------------------------------------
ASSETS:
Cash and Due from Banks                                                 $    346,108     $    278,061     $    131,250
Federal Funds Sold and Securities Purchased
   Under Agreement to Resell                                               1,203,779          898,041          752,664
Investment Securities, at Fair Value                                       2,184,348        1,747,408        1,593,836
Loans:
   Gross Loans                                                             1,610,351        1,631,572        1,584,775
   Unearned Income on Loans                                                  (11,817)          (8,567)          (8,560)
-----------------------------------------------------------------------------------------------------------------------
Loans, Net of Unearned Income                                              1,598,534        1,623,005        1,576,215
Allowance for Loan Losses                                                    (73,800)         (71,800)         (56,300)
-----------------------------------------------------------------------------------------------------------------------
Net Loans                                                                  1,524,734        1,551,205        1,519,915
Premises and Equipment                                                        10,008           10,742           11,699
Accrued Interest Receivable and Other Assets                                 124,248          110,941           72,062
-----------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                            $  5,393,225     $  4,596,398     $  4,081,426
=======================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
   Noninterest-Bearing Demand                                           $  2,536,821     $  1,928,100     $  1,163,928
   NOW                                                                        62,022           43,643           34,898
   Money Market                                                            1,615,289        1,845,377        2,376,407
   Time                                                                      631,090          292,285          215,741
-----------------------------------------------------------------------------------------------------------------------
Total Deposits                                                             4,845,222        4,109,405        3,790,974
Other Liabilities                                                             73,257           79,606           24,974
-----------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                          4,918,479        4,189,011        3,815,948
-----------------------------------------------------------------------------------------------------------------------

Company Obligated Mandatorily Redeemable Trust Preferred Securities
    of Subsidiary Trust Holding Solely Junior Subordinated Debentures
   (Trust Preferred Securities)                                               38,563           38,537           38,511

Stockholders' Equity:
Common Stock, $0.001 Par Value                                                    46               45               42
Additional Paid-In Capital                                                   178,457          153,440           95,875
Retained Earnings                                                            264,420          176,030          140,624
Unearned Compensation                                                         (3,699)          (2,327)          (3,357)
Accumulated Other Comprehensive Income:
   Net Unrealized Gains (Losses) on Available-for-Sale Investments            (3,041)          41,662           (6,217)
-----------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                   436,183          368,850          226,967
-----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  5,393,225     $  4,596,398     $  4,081,426
=======================================================================================================================

CAPITAL RATIOS:
Total Risk-Based Capital Ratio                                                  15.7%            15.5%            12.9%
Tier 1 Risk-Based Capital Ratio                                                 14.4%            14.3%            11.6%
Tier 1 Leverage Ratio                                                            9.4%             8.8%             6.9%
Average Stockholders' Equity as a Percentage of Average Assets (1)               8.1%             6.7%             5.7%

OTHER PERIOD END STATISTICS:
Book Value per Share                                                    $       9.42     $       8.23     $       5.44
Full-Time Equivalent Employees                                                   841              700              625
Shares Outstanding                                                        46,283,012       44,800,736       41,702,896

(1)  Represents quarterly average balances for each respective period.

                            SILICON VALLEY BANCSHARES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
                       AVERAGE BALANCES, RATES AND YIELDS
--------------------------------------------------------------------------------

                                                                 For the three months ended June 30,
                                        ---------------------------------------------------------------------------------
                                                            2000                                      1999
-------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE          AVERAGE                      Average       Average
(Dollars in thousands)                    BALANCE        YIELD/RATE       INTEREST      Balance      Yield/Rate   Interest
-------------------------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS:
   Federal Funds Sold and
     Securities Purchased Under
     Agreement to Resell                 $ 1,211,928     $    18,873        6.3%        $  581,544    $  6,947      4.8%
   Investment Securities:
     Taxable                               1,799,231          27,291        6.1          1,433,357      20,779      5.8
     Non-Taxable (1)                         168,234           2,789        6.7            143,961       2,263      6.3
   Loans:
     Commercial                            1,377,250          41,831       12.2          1,380,428      34,620     10.1
     Real Estate Construction and Term       124,773           3,372       10.9            137,807       3,472     10.1
     Consumer and Other                       76,785           1,886        9.9             68,662       1,435      8.4
---------------------------------------  --------------------------------------         -------------------------------
   Total Loans                             1,578,808          47,089       12.0          1,586,897      39,527     10.0
---------------------------------------  --------------------------------------         -------------------------------
Total Interest-Earning Assets              4,758,201          96,042        8.1          3,745,759      69,516      7.4
---------------------------------------  --------------------------------------         -------------------------------

Cash and Due from Banks                      255,753                                       181,657
Allowance for Loan Losses                    (74,090)                                      (51,658)
Other Real Estate Owned                           --                                           127
Other Assets                                 127,170                                        66,078
---------------------------------------  -----------                                    ----------
TOTAL ASSETS                             $ 5,067,034                                    $3,941,963
=======================================  ===========                                    ==========

FUNDING SOURCES:
Interest-Bearing Liabilities:
   NOW Deposits                          $    58,260             184        1.3  $          21,896          85      1.5
   Regular Money Market Deposits             391,291           1,788        1.8            346,161       2,328      2.7
   Bonus Money Market Deposits             1,182,789           5,728        1.9          2,100,758      17,587      3.4
   Time Deposits                             538,768           5,468        4.1            188,866       1,952      4.1
---------------------------------------  --------------------------------------         -------------------------------
Total Interest-Bearing Liabilities         2,171,108          13,168        2.4          2,657,681      21,952      3.3
Portion of Noninterest-Bearing

   Funding Sources                         2,587,093       1,088,078
---------------------------------------  --------------------------------------         -------------------------------
Total Funding Sources                      4,758,201          13,168        1.1          3,745,759      21,952      2.4
---------------------------------------  --------------------------------------         -------------------------------

NONINTEREST-BEARING FUNDING SOURCES:                                                       996,696
   Demand Deposits                         2,359,962                                        25,039
   Other Liabilities                          87,770                                        38,501
   Trust Preferred Securities                 38,552                                       224,046
   Stockholders' Equity                      409,642
   Portion Used to Fund
       Interest-Earning Assets            (2,587,093)                                   (1,088,078)
---------------------------------------  -----------                                    ----------
Total Liabilities and Stockholders'
   Equity                                $ 5,067,034                                    $3,941,963
=======================================  ===========                                    ==========
Net Interest Income                                      $    82,874                                 $  47,564
                                                         ===========                                 =========
Net Interest Margin                                                         7.0%                                    5.0%
                                                                            ===                                     ===
Memorandum:  Total Deposits              $ 4,531,070                                    $3,654,377
=======================================  ===========                                    ==========

(1) Interest income on non-taxable investments is presented on a fully taxable-equivalent basis. The tax equivalent adjustments were $976 and $792 for the three months ended June 30, 2000 and 1999, respectively.

                            SILICON VALLEY BANCSHARES
                       CONSOLIDATED FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
                                 CREDIT QUALITY
--------------------------------------------------------------------------------

                                                       JUNE 30,    December 31,  June 30,
                                                         2000           1999      1999
(Dollars in thousands)
----------------------------------------------------------------------------------------
NONPERFORMING ASSETS:
Loans Past Due 90 Days or More                        $       62    $     911    $   678
Nonaccrual Loans                                          26,817       27,552     46,678
----------------------------------------------------------------------------------------
Total Nonperforming Loans                                 26,879       28,463     47,356
Other Foreclosed Assets                                       --           --        750
----------------------------------------------------------------------------------------
Total Nonperforming Assets                             $  26,879    $  28,463    $48,106
========================================================================================

Nonperforming Loans as a Percentage of Total Loans           1.7%         1.7%       3.0%
Nonperforming Assets as a Percentage of Total Assets         0.5%         0.6%       1.2%

ALLOWANCE FOR LOAN LOSSES                              $  73,800    $  71,800    $56,300
   As a Percentage of Total Loans                            4.6%         4.4%       3.6%
   As a Percentage of Nonaccrual Loans                     275.2%       260.6%     120.6%
   As a Percentage of Nonperforming Loans                  274.6%       252.3%     118.9%